Exhibit 17(e)


(BULL LOGO)


Merrill Lynch Investment Managers


Semi-Annual Report

January 31, 2001



Merrill Lynch
Multi-State
Limited Maturity
Municipal
Series Trust





www.mlim.ml.com


This report is not authorized for use as an offer of sale or a solicitation of an offer to buy shares of the Trust unless accompanied or preceded by the Trust's current prospectus. Past performance results shown in this report should not be considered a representation of future performance. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Statements and other information herein are as dated and are subject to change.



Merrill Lynch Multi-State
Limited Maturity
Municipal Series Trust
Box 9011
Princeton, NJ
08543-9011


Printed on post-consumer recycled paper





Merrill Lynch Multi-State Limited Maturity Municipal Series Trust


Officers and Trustees

Terry K. Glenn, President and Trustee
James H. Bodurtha, Trustee
Herbert I. London, Trustee
Joseph L. May, Trustee
Andre F. Perold, Trustee
Roberta Cooper Ramo, Trustee
Vincent R. Giordano, Senior Vice President
Edward J. Andrews, Vice President
Donald C. Burke, Vice President and Treasurer
Alice A. Pellegrino, Secretary

Custodian
The Bank of New York
90 Washington Street, 12th Floor
New York, NY 10005

Transfer Agent
Financial Data Services, Inc.
4800 Deer Lake Drive East
Jacksonville, FL 32246-6484
(800) 637-3863


Arthur Zeikel, Trustee of Merrill Lynch Multi-State Limited Maturity Municipal Series Trust, has recently retired. The Fund's Board of Trustees wishes Mr. Zeikel well in his retirement.



Merrill Lynch Multi-State Limited Maturity Municipal Series Trust, January 31, 2001


TO OUR SHAREHOLDERS

The Municipal Market Environment
During the six months ended January 31, 2001, long-term fixed-income bond yields generally declined. The strength seen in the US economy in 1999 and early 2000 clearly has moderated in recent months. After growing at approximately 5% in the first half of 2000, US gross domestic product (GDP) declined to 2.2% during the third quarter of 2000. An initial estimate of fourth quarter 2000 GDP growth was recently released at 1.4%. Additionally, over the past six months, inflationary pressures have remained well contained, largely in the 2% - 3% range. By early September, US Treasury bond yields had declined more than 20 basis points (0.20%) to 5.65% as a result of moderating economic growth and low inflation.

However, rising oil and natural gas prices, rekindled investors' inflationary fears, and US Treasury bond yields quickly rose to nearly 6% at the end of September 2000. During October and into mid- November, long-term bond yields fluctuated in response to declining commodity prices and the considerable uncertainty surrounding the presidential election. In December 2000, significant declines in US equity markets, especially the NASDAQ, as well as another series of weak economic indicators, combined to reestablish the decline in long-term US Treasury bond yields. By mid-December, the Federal Reserve Board announced that current economic conditions warranted the cessation of the series of short-term interest rate increases they had initiated in February 2000. Given the favorable economic environment and, at least, a neutral Federal Reserve Board, investors were free again to focus upon the ongoing US Treasury debt reduction program and forecasts of sizeable Federal budgetary surpluses going forward. Many analysts and investors concluded that there would be a significant future shortage of longer maturing US Treasury securities. These factors helped push US Treasury bond yields lower. By the end of December, US Treasury bond yields declined to 5.45%, their lowest monthly closing level in almost two years.

Citing declining consumer confidence and weakening industrial production and retail sales growth, the Federal Reserve Board lowered short-term interest rates by 50 basis points twice during January 2001. This action triggered a significant rebound in many US equity indexes, reducing the appeal of many US fixed-income securities. Additionally, many investors sold US Treasury bonds to realize recent profits believing that the Federal Reserve Board's actions in January 2001, as well as those anticipated in the near future, would quickly restore US economic growth to earlier levels. By the end of the six-month period ended January 31, 2001, US Treasury bond yields declined overall by nearly 30 basis points to close the period at 5.50%.

Long-term tax-exempt bonds also responded well to the positive economic environment that developed during the last six months. While municipal bond yields followed a downward pattern similar to that of US Treasury bonds, tax-exempt bond price volatility was significantly reduced. Municipal bond yields traded in a relatively narrow range, generally declining steadily throughout the last six months. Overall investor demand for municipal bonds has remained very positive, allowing tax-exempt bond yields, as measured by the Bond Buyer Revenue Bond Index, to decline more than 40 basis points to end the period at 5.43%, their lowest monthly closing level in over 18 months.

New long-term tax-exempt issuance has continued to decline on an annual basis, although declines in bond yields have triggered a recent increase in municipal underwritings. Most of this recent increase in tax-exempt issuance was underwritten in January 2001. Lower bond yields were responsible for the significant increase in refunding activity. Local and state issuers used the recent period of lower bond yields as an opportunity to refinance outstanding, higher-couponed debt issues at lower rates. Historically, January monthly underwritings are among the lowest monthly issuance of the year. Despite the surge in January issuance, long-term tax-exempt bond yields were still able to decline, underscoring the ongoing positive technical position the municipal market has enjoyed in recent quarters.

The reduction in annual issuance has helped provide much of the technical support within the tax-exempt bond market. The demand for municipal bonds came from a number of non-traditional and conventional sources. Fortunately, the combination of reduced annual bond issuance and ongoing demand from non-traditional sources has been able to more than offset the decline in demand from tax-exempt mutual funds. This favorable balance has fostered the significant decline in municipal bond yields seen in recent months.

The outlook for the tax-exempt bond market in 2001 appears quite favorable. The steeply positive yield curve and relatively high credit quality that the municipal bond market offers should continue to attract retail and institutional investors seeking both tax- exempt income and a ready substitute for relatively scarce US Government securities. Strong state and local governmental financial conditions also suggest that issuance should remain manageable in the coming months. Additionally, while it appears likely that President Bush will keep his campaign promise to lower Federal income tax rates in 2001, any legislation is unlikely to be enacted before late summer. These factors suggest that the strong technical position the municipal market has enjoyed is likely to continue. Given the recent market performance by tax-exempt bonds over the past year, the strong returns illustrate the excellent investment diversification municipal bonds can provide to investors.

Portfolio Strategy
Merrill Lynch California Limited
Maturity Municipal Bond Fund
During the six-month period ended January 31, 2001, the state of California's economy began to moderate from the powerful growth of the previous three years as a slowing retail and technology sector had to deal with an inventory overhang following a disappointing holiday sales season. The state's growth is currently led by a still- strong housing sector with building permits and multiple family home starts well ahead of last year's pace. The state's seasonally adjusted unemployment rate stood at 4.6% in December 2000, a new record low. Revenue increases continued to be strong in the first five months of fiscal 2001. After closing fiscal 1999 with a balance of $3.9 billion, the state's incredibly strong economy and income was estimated to add approximately $12.6 billion in new proceeds for fiscal years 2000 and 2001. More than half of the additional revenues, approximately $7 billion, are being used to increase the state's rainy day reserve, provide tax relief and fill specific state funding needs this year. While a slight lowering of the sales tax rate became effective in January at a cost of $525 million, another large surplus is expected at the end of the current fiscal year. The state's debt position continues to be favorable, with net tax-supported debt at $26.3 billion or $833 per capita and 2.7% of personal income. Weighing on the state's economy are the continued problems of Pacific Gas and Electric Company and Southern California Edison Company, which caused Standard & Poor's Corporation to put California's General Obligation Debt on negative credit watch until the situation is rectified.

At January 31, 2001, net assets of the Fund stood at approximately $5.8 million, a decrease of approximately 8% from the end of the previous six-month period. We decided to maintain a neutral investment strategy until economic growth moderated and then extend to almost full duration as the Federal Reserve Board started to unwind its restrictive monetary policy. This strategy enhanced Fund performance as we lengthened the Fund's duration from 2.7 years to 3.6 years while interest rates inside 10 years plummeted as economic growth moderated and the Federal Reserve Board lowered the Federal Funds rate 100 basis points by January 31, 2001. At January 31, 2001, we held a cash position of $99,000 and kept approximately 80% of the Fund's assets in Aa or better rated securities. We expect to maintain this strategy until the economy and the stock markets begin to show signs of stabilizing.

Merrill Lynch Florida Limited
Maturity Municipal Bond Fund
During the six-month period ended January 31, 2001, the state of Florida's economy began to moderate from the powerful growth of the previous three years as a slowing retail and entertainment sector started to weigh on overall growth. The state's December 2000 seasonally adjusted unemployment rate stood at 3.4%, below the national average of 4%. Financial operations continued to be stable, as a result of the better-than-expected economic growth trend of the past few years. State revenues were upwardly revised for fiscal years 2000, and 2001, largely reflecting the strength of the sales tax. Fiscal year 2000 closed with $1.3 billion in the combined General and Working Capital Fund, equal to 7% of general revenues. Additionally, the Budget Stabilization Fund held $847 million at fiscal year-end. The general revenue and working capital balances are expected to decline to $570.5 million by June 30, 2001, compared to the original budget forecast of $415.4 million. Also, revenue collections this year are exceeding the October 2000 revised forecast by about $94 million or 1.3%. However, the state is now facing a larger-than-expected increase in Medicaid costs with appropriation deficits totaling $328.7 million for 2001 and 2000, with an estimated increase in spending of $637.6 million for the next fiscal year. Although an increase in population during the last five years brought on pressures for more infrastructure and capital spending plans, debt remained moderate over a long period and at $14.8 billion is equal to $1,048 per capita and 3.5% of personal income.

At January 31, 2001, net assets of the Fund stood at approximately $12.8 million, an increase of approximately 5% from the end of the previous six-month period. We decided to maintain a neutral investment strategy until economic growth moderated and then extend duration as the Federal Reserve Board started to unwind its restrictive monetary policy. This strategy enhanced Fund performance as we lengthened the Fund's duration from 2.6 years to 3.5 years while interest rates inside 10 years plummeted as economic growth moderated and the Federal Reserve Board lowered the Federal Funds rate 100 basis points by January 31, 2001. At January 31, 2001, we held a cash position of $37,000 and kept approximately 85% of the Fund's assets in Aa or better rated securities. We expect to maintain this strategy until the economy and the stock markets begin to show signs of stabilizing.


Merrill Lynch Multi-State Limited Maturity Municipal Series Trust, January 31, 2001


In Conclusion
We thank you for your support of Merrill Lynch Multi-State Limited Maturity Municipal Series Trust, and we look forward to serving your investment needs in the months and years ahead.

Sincerely,


(Terry K. Glenn)
Terry K. Glenn
President and Trustee


(Vincent R. Giordano)
Vincent R. Giordano
Senior Vice President


(Edward J. Andrews)
Edward J. Andrews
Vice President and Portfolio Manager



March 12, 2001





PROXY RESULTS

During the six-month period ended December 31, 2000, Merrill Lynch Multi-State Limited Maturity Municipal Series Trust's shareholders voted on the following proposals. The proposals were approved at a shareholders' meeting on December 21, 2000. The description of each proposal and number of shares voted are as follows:

Merrill Lynch California Limited Maturity Fund

                                                                                         Shares Voted   Shares Withheld
                                                                                             For          From Voting
1. To elect the Fund's Board of Trustees:           Terry K. Glenn                         623,003             0
                                                    James H. Bodurtha                      623,003             0
                                                    Herbert I. London                      623,003             0
                                                    Joseph L. May                          623,003             0
                                                    Andre F. Perold                        623,003             0
                                                    Roberta Cooper Ramo                    623,003             0

                                                                                   Shares Voted    Shares Voted  Shares Voted
                                                                                       For           Against        Abstain
2. To ratify the selection of Deloitte & Touche LLP as the Fund's
   independent auditors for the current fiscal year.                                  623,003             0               0

3. To approve an amendment to the Fund's charter permitting the
   Board to convert the Fund to "master/feeder" structure.                            622,311             0             692

Merrill Lynch Florida Limited Maturity Fund

                                                                                         Shares Voted   Shares Withheld
                                                                                             For          From Voting
1. To elect the Fund's Board of Trustees:           Terry K. Glenn                        1,231,822            0
                                                    James H. Bodurtha                     1,231,822            0
                                                    Herbert I. London                     1,231,822            0
                                                    Joseph L. May                         1,231,822            0
                                                    Andre F. Perold                       1,231,822            0
                                                    Roberta Cooper Ramo                   1,231,822            0

                                                                                   Shares Voted    Shares Voted  Shares Voted
                                                                                       For           Against        Abstain
2. To ratify the selection of Deloitte & Touche LLP as the Fund's
   independent auditors for the current fiscal year:                                1,231,822             0               0

3. To approve an amendment to the Fund's charter permitting the
   Board to convert the Fund to "master/feeder" structure.                          1,170,414         9,113          52,295


PERFORMANCE DATA

About Fund
Performance

Investors are able to purchase shares of the Trust through the Merrill Lynch Select Pricing SM System, which offers four pricing alternatives:

* Class A Shares incur a maximum initial sales charge (front-end load) of 1% and bear no ongoing distribution or account maintenance fees. Class A Shares are available only to eligible investors.

* Class B Shares are subject to a maximum contingent deferred sales charge of 1% if redeemed during the first year, decreasing 1% the next year to 0%. In addition, Class B Shares are subject to a distribution fee of 0.20% and an account maintenance fee of 0.15%. These shares automatically convert to Class D Shares after approximately 10 years. (There is no initial sales charge for automatic share conversions.)

* Class C Shares are subject to a distribution fee of 0.20% and an account maintenance fee of 0.15%. In addition, Class C Shares are subject to a 1% contingent deferred sales charge if redeemed within one year of purchase. Class C Shares are available only through the exchange privilege.

* Class D Shares incur a maximum initial sales charge of 1% and an account maintenance fee of 0.10% (but no distribution fee).

None of the past results shown should be considered a representation of future performance. Figures shown in the "Recent Performance Results" and "Average Annual Total Return" tables assume reinvestment of all dividends and capital gains distributions at net asset value on the payable date. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Dividends paid to each class of shares will vary because of the different levels of account maintenance, distribution and transfer agency fees applicable to each class, which are deducted from the income available to be paid to shareholders.


Merrill Lynch Multi-State Limited Maturity Municipal Series Trust, January 31, 2001


PERFORMANCE DATA (concluded)

Recent
Performance
Results*
                                                                                                      Since
                                                                       6 Month        12 Month      Inception     Standardized
As of January 31, 2001                                               Total Return   Total Return   Total Return   30-day Yield
California Limited Maturity Fund Class A Shares                          +3.12%         +5.22%        +30.61%          1.23%
California Limited Maturity Fund Class B Shares                          +2.94          +4.95         +27.32           0.89
California Limited Maturity Fund Class C Shares                          +3.02          +5.01         +27.75           1.05
California Limited Maturity Fund Class D Shares                          +3.07          +5.11         +28.63           1.14
Florida Limited Maturity Fund Class A Shares                             +4.15          +6.95         +31.18           2.76
Florida Limited Maturity Fund Class B Shares                             +3.96          +6.57         +27.88           2.43
Florida Limited Maturity Fund Class C Shares                             +3.98          +5.79         +25.13           2.63
Florida Limited Maturity Fund Class D Shares                             +4.20          +6.95         +29.17           2.66

*Investment results shown do not reflect sales charges; results would be lower if a sales charge was included. Total investment returns are based on changes in net asset values for the periods shown, and assume reinvestment of all dividends and capital gains distributions at net asset value on the payable date. The since inception periods for each of the Funds within Merrill Lynch Multi- State Limited Maturity Municipal Series Trust are from 11/26/93 for Class A & Class B Shares and from 10/21/94 for Class C & Class D Shares.


Average Annual Total Returns


California Limited Maturity Fund

                                     % Return Without % Return With
Class A Shares*                        Sales Charge   Sales Charge**

One Year Ended 12/31/00                    +4.38%         +3.33%
Five Years Ended 12/31/00                  +3.15          +2.94
Inception (11/26/93) through 12/31/00      +3.65          +3.51

 *Maximum sales charge is 1%.
**Assuming maximum sales charge.


                                        % Return        % Return
Class C Shares*                        Without CDSC    With CDSC**

One Year Ended 12/31/00                    +4.17%         +3.17%
Five Years Ended 12/31/00                  +2.96          +2.96
Inception (10/21/94) through 12/31/00      +3.82          +3.82

*Maximum contingent deferred sales charge is 1% and reduced to 0% after 1 year.
**Assuming payment of applicable contingent deferred sales charge.


                                        % Return        % Return
Class B Shares*                        Without CDSC    With CDSC**

One Year Ended 12/31/00                    +3.90%         +2.90%
Five Years Ended 12/31/00                  +2.76          +2.76
Inception (11/26/93) through 12/31/00      +3.27          +3.27

*Maximum contingent deferred sales charge is 1% and reduced to 0% after 1 year.
**Assuming payment of applicable contingent deferred sales charge.


                                     % Return Without % Return With
Class D Shares*                        Sales Charge   Sales Charge**

One Year Ended 12/31/00                    +4.17%         +3.12%
Five Years Ended 12/31/00                  +3.04          +2.84
Inception (10/21/94) through 12/31/00      +3.94          +3.77

*Maximum sales charge is 1%.
**Assuming maximum sales charge.


Florida Limited Maturity Fund

                                     % Return Without % Return With
Class A Shares*                        Sales Charge   Sales Charge**

One Year Ended 12/31/00                    +5.55%         +4.50%
Five Years Ended 12/31/00                  +3.28          +3.08
Inception (11/26/93) through 12/31/00      +3.73          +3.58

*Maximum sales charge is 1%.
**Assuming maximum sales charge.


                                        % Return        % Return
Class B Shares*                        Without CDSC    With CDSC**

One Year Ended 12/31/00                    +5.18%         +4.18%
Five Years Ended 12/31/00                  +2.92          +2.92
Inception (11/26/93) through 12/31/00      +3.36          +3.36

*Maximum contingent deferred sales charge is 1% and reduced to 0% after 1 year.
**Assuming payment of applicable contingent deferred sales charge.


                                        % Return        % Return
Class C Shares*                        Without CDSC    With CDSC**

One Year Ended 12/31/00                    +4.40%         +3.40%
Five Years Ended 12/31/00                  +2.77          +2.77
Inception (10/21/94) through 12/31/00      +3.49          +3.49

*Maximum contingent deferred sales charge is 1% and reduced to 0% after 1 year.
**Assuming payment of applicable contingent deferred sales charge.


                                     % Return Without % Return With
Class D Shares*                        Sales Charge   Sales Charge**

One Year Ended 12/31/00                    +5.45%         +4.40%
Five Years Ended 12/31/00                  +3.16          +2.95
Inception (10/21/94) through 12/31/00      +4.00          +3.84

*Maximum sales charge is 1%.
**Assuming maximum sales charge.



Merrill Lynch Multi-State Limited Maturity Municipal Series Trust, January 31, 2001


Portfolio
Abbreviations

To simplify the listings of Merrill Lynch Multi-State Limited Maturity Municipal Series Trust's portfolio holdings in the Schedule of Investments, we have abbreviated the names of many of the securities according to the list at right.

AMT    Alternative Minimum Tax (subject to)
COP    Certificates of Participation
GO     General Obligation Bonds


                           SCHEDULE OF INVESTMENTS
                                (in Thousands)

                California Limited Maturity Municipal Bond Fund

                S&P       Moody's   Face
STATE           Ratings   Ratings  Amount   Issue                                                                 Value
California      AA        NR*      $  175   Acalanes, California, Union High School District, GO, Refunding,
--97.2%                                     5% due 8/01/2009                                                     $   190

                AAA       Aaa         500   California Health Facilities Finance Authority, Revenue Refunding
                                            Bonds (De Las Companas), Series A, 5.30% due 7/01/2003 (a)               522

                                            California State, GO:
                AA        Aa2         500    6.75% due 10/01/2003                                                    540
                AAA       Aaa         750    6.35% due 11/01/2004 (b)                                                824

                AAA       Aaa         500   California Statewide Communities Development Authority, Lease
                                            Revenue Refunding Bonds (Oakland Convention Center Projects),
                                            5.70% due 10/01/2002 (a)                                                 519

                NR*       NR*         400   Coachella Valley, California, Water Improvement District
                                            Number 71, Storm Water District, COP (Flood Control Project),
                                            6.60% due 10/01/2002 (c)                                                 429

                AAA       Aaa         350   Foothill/Eastern Corridor Agency, California, Toll Road Revenue
                                            Refunding Bonds, Senior Lien, Series A, 6% due 1/01/2007 (c)             391

                AA        Aa2         300   Kings River Conservation District, California, Pine Flat Power
                                            Revenue Refunding Bonds, Series F, 4.40% due 1/01/2009                   310

                AAA       Aaa         200   Los Angeles, California, Department of Airports, Airport Revenue
                                            Refunding Bonds, Series A, 6% due 5/15/2005 (b)                          219

                AA-       Aa1       1,000   Los Angeles County, California, Public Works Financing Authority
                                            Revenue Refunding Bonds (Capital Construction), 4.80% due 3/01/2004    1,038

                AAA       Aaa         300   Menlo Park, California, Community Development Agency, Tax
                                            Allocation Bonds (Las Pulgas Community Development Project),
                                            4.50% due 6/01/2010 (a)                                                  313

                AAA       Aaa         300   San Jose, California, Financing Authority, Lease Revenue
                                            Refunding Bonds (Tuers-Capitol/Camden Park), Series B,
                                            4.70% due 8/15/2009 (a)                                                  318

                Total Investments (Cost--$5,224)--97.2%                                                            5,613

                Other Assets Less Liabilities--2.8%                                                                  161
                                                                                                                 -------
                Net Assets--100.0%                                                                               $ 5,774
                                                                                                                 =======


(a) AMBAC Insured.
(b) FGIC Insured.
(c)Prerefunded.
*Not Rated.

See Notes to Financial Statements.
                Florida Limited Maturity Municipal Bond Fund

                S&P       Moody's    Face
STATE           Ratings   Ratings   Amount  Issue                                                                  Value
Florida--91.6%  AAA       Aaa      $1,000   Dade County, Florida, GO, Series I, 6.90% due 7/01/2003 (a)          $ 1,073

                AA+       Aa2       1,000   Florida State Board of Education, Capital Outlay, GO (Public
                                            Education), Series B, 5.625% due 6/01/2005                             1,072

                AAA       Aaa       1,630   Florida State Bond Finance Division, Department of General
                                            Services Revenue Refunding Bonds (Save Our Coast--Department
                                            of Natural Resources Preservation), 6.30% due 7/01/2001 (d)(e)         1,666

                AAA       Aaa         500   Florida State Turnpike Authority, Turnpike Revenue Refunding
                                            Bonds (Department of Transportation), Series A, 5.50% due
                                            7/01/2007 (b)                                                            543

                AAA       Aaa         400   Hillsborough County, Florida, Aviation Authority Revenue
                                            Refunding Bonds (Tampa International Airport), AMT, Series A,
                                            5% due 10/01/2005 (a)                                                    416

                AA-       A1          650   Lakeland, Florida, Electric and Water Revenue Refunding and
                                            Improvement Bonds, Series B, 5.625% due 10/01/2006 (e)                   711

                AAA       Aaa         250   Lee County, Florida, Water and Sewer Revenue Bonds, Series A,
                                            4.10% due 10/01/2008 (a)                                                 251

                AAA       Aaa         500   Miami Beach, Florida, Stormwater Revenue Bonds, 4.75% due
                                            9/01/2010 (b)                                                            519

                AAA       Aaa         500   North Miami, Florida, Health Facilities Authority, Health
                                            Facility Revenue Refunding Bonds (Bon Secours Health System
                                            Project), 6% due 8/15/2002 (c)(e)                                        528

                AAA       Aaa         500   Orange County, Florida, Tourist Development Tax Revenue Bonds,
                                            5% due 10/01/2009 (a)                                                    530

                AAA       Aaa         500   Orlando and Orange County, Florida, Expressway Authority,
                                            Expressway Revenue Refunding Bonds, Senior Lien, 5.375% due
                                            7/01/2009 (a)                                                            522

                AA        Aa1         500   Orlando, Florida, Utilities Commission, Water and Electric
                                            Revenue Refunding Bonds, 5.90% due 10/01/2008                            560

                AAA       Aaa       1,000   Palm Bay, Florida, Utility Revenue Bonds (Palm Bay Utility
                                            Corporation Project), Series B, 6.20% due 10/01/2002 (d)(e)            1,063

                AAA       Aaa         300   Port Orange, Florida, Water and Sewer Revenue Refunding Bonds,
                                            5% due 10/01/2003 (a)                                                    310

                AAA       Aaa         100   Saint Petersburg, Florida, Utility Tax Revenue Bonds, 6.40%
                                            due 12/01/2007 (f)                                                       115

                AAA       Aaa         800   Sunrise, Florida, Utility System Revenue Bonds, Series A,
                                            5.75% due 10/01/2006 (a)(e)                                              882

                AAA       Aaa         500   Tallahassee, Florida, Energy System Revenue Bonds, Series B,
                                            4% due 10/01/2004 (c)                                                    504

                AAA       Aaa         400   Tampa, Florida, Water and Sewer Revenue Refunding Bonds,
                                            Series A, 6% due 10/01/2002 (b)(e)                                       420


Puerto Rico     A         Baa1        900   Puerto Rico Commonwealth, GO, Refunding, 5.30% due 7/01/2004             947
--7.4%

                Total Investments (Cost--$12,242)--99.0%                                                          12,632

                Other Assets Less Liabilities--1.0%                                                                  131
                                                                                                                 -------
                Net Assets--100.0%                                                                               $12,763
                                                                                                                 =======

(a)AMBAC Insured
(b)FGIC Insured.
(c)FSA Insured.
(d)MBIA Insured.
(e)Prerefunded
(f)Escrowed to maturity.

See Notes to Financial Statements.


Merrill Lynch Multi-State Limited Maturity Municipal Series Trust, January 31, 2001

STATEMENTS OF ASSETS AND LIABILITIES

                                                                                            California        Florida
                                                                                             Limited          Limited
                                                                                             Maturity        Maturity
                    As of January 31, 2001                                                     Fund             Fund
Assets:             Investments, at value*                                                  $ 5,613,152      $12,631,541
                    Cash                                                                         99,010           37,424
                    Interest receivable                                                          83,356          158,608
                    Prepaid registration fees and other assets                                      614            1,237
                                                                                            -----------      -----------
                    Total assets                                                              5,796,132       12,828,810
                                                                                            -----------      -----------

Liabilities:        Payables:
                      Dividends to shareholders                                                   2,387           10,160
                      Investment adviser                                                            731            3,693
                      Distributor                                                                   903            2,174
                    Accrued expenses and other liabilities                                       18,435           49,875
                                                                                            -----------      -----------
                    Total liabilities                                                            22,456           65,902
                                                                                            -----------      -----------

Net Assets:         Net assets                                                              $ 5,773,676      $12,762,908
                                                                                            ===========      ===========

Net Assets          Class A Shares of beneficial interest, $.10 par value,
Consist of:         unlimited shares authorized                                             $     9,580      $    32,035
                    Class B Shares of beneficial interest, $.10 par value,
                    unlimited shares authorized                                                  22,128           66,523
                    Class C Shares of beneficial interest, $.10 par value,
                    unlimited shares authorized                                                     225            2,223
                    Class D Shares of beneficial interest, $.10 par value,
                    unlimited shares authorized                                                  25,114           26,739
                    Paid-in capital in excess of par                                          5,589,366       12,878,889
                    Accumulated realized capital losses on investments--net                   (261,458)        (633,277)
                    Unrealized appreciation on investments--net                                 388,721          389,776
                                                                                            -----------      -----------
                    Net assets                                                              $ 5,773,676      $12,762,908
                                                                                            ===========      ===========

Net Asset Value:    Class A: Net assets                                                     $   969,605      $ 3,207,713
                                                                                            ===========      ===========
                              Shares outstanding                                                 95,800          320,347
                                                                                            ===========      ===========
                              Net asset value                                               $     10.12      $     10.01
                                                                                            ===========      ===========
                    Class B: Net assets                                                     $ 2,238,670      $ 6,660,868
                                                                                            ===========      ===========
                              Shares outstanding                                                221,284          665,233
                                                                                            ===========      ===========
                              Net asset value                                               $     10.12      $     10.01
                                                                                            ===========      ===========
                    Class C: Net assets                                                     $    22,811      $   219,053
                                                                                            ===========      ===========
                              Shares outstanding                                                  2,254           22,229
                                                                                            ===========      ===========
                              Net asset value                                               $     10.12      $      9.85
                                                                                            ===========      ===========
                    Class D: Net assets                                                     $ 2,542,590      $ 2,675,274
                                                                                            ===========      ===========
                              Shares outstanding                                                251,138          267,386
                                                                                            ===========      ===========
                              Net asset value                                               $     10.12      $     10.01
                                                                                            ===========      ===========
                   *Identified cost                                                         $ 5,224,431      $12,241,765
                                                                                            ===========      ===========

                    See Notes to Financial Statements.


STATEMENTS OF OPERATIONS

                                                                                            California          Florida
                                                                                             Limited            Limited
                                                                                             Maturity           Maturity
                    For the Six Months Ended January 31, 2001                                  Fund               Fund
Investment Income:  Interest and amortization of premium and discount earned                $   151,441      $   300,968
                                                                                            -----------      -----------

Expenses:           Professional fees                                                            21,448           23,670
                    Accounting services                                                          33,668            8,981
                    Investment advisory fees                                                     10,755           21,700
                    Printing and shareholder reports                                              6,999           15,881
                    Account maintenance and distribution fees--Class B                            4,505           11,463
                    Registration fees                                                             5,120            7,054
                    Trustees' fees and expenses                                                   2,928            3,050
                    Pricing fees                                                                    852            1,819
                    Account maintenance fees--Class D                                             1,272            1,291
                    Custodian fees                                                                  952            1,315
                    Transfer agent fees--Class B                                                    447              903
                    Transfer agent fees--Class D                                                    337              283
                    Transfer agent fees--Class A                                                    132              354
                    Account maintenance and distribution fees--Class C                               20               36
                    Transfer agent fees--Class C                                                      9               10
                    Other                                                                         1,771            1,636
                                                                                            -----------      -----------
                    Total expenses before reimbursement                                          91,215           99,446
                    Reimbursement of expenses                                                   (6,146)               --
                                                                                            -----------      -----------
                    Total expenses after reimbursement                                           85,069           99,446
                                                                                            -----------      -----------
                    Investment income--net                                                       66,372          201,522
                                                                                            -----------      -----------

Realized &          Realized gain on investments--net                                            19,107           10,351
Unrealized          Change in unrealized appreciation on investments--net                        97,976          278,770
Gain on                                                                                     -----------      -----------
Investments         Net Increase in Net Assets Resulting from Operations                    $   183,455      $   490,643
--Net:                                                                                      ===========      ===========

                    See Notes to Financial Statements.


Merrill Lynch Multi-State Limited Maturity Municipal Series Trust, January 31, 2001

STATEMENTS OF CHANGES IN NET ASSETS

                                                                           California Limited          Florida Limited
                                                                             Maturity Fund              Maturity Fund
                                                                      For the Six     For the      For the Six    For the
                                                                      Months Ended   Year Ended    Months Ended  Year Ended
                                                                      January 31,     July 31,     January 31,    July 31,
                    Increase (Decrease) in Net Assets:                    2001          2000           2001         2000
Operations:         Investment income--net                             $    66,372  $   198,014  $   201,522  $   440,025
                    Realized gain on investments--net                       19,107       17,471       10,351       15,704
                    Change in unrealized appreciation/depreciation
                    on investments--net                                     97,976    (112,370)      278,770    (154,484)
                                                                       -----------  -----------  -----------  -----------
                    Net increase in net assets resulting from
                    operations                                             183,455      103,115      490,643      301,245
                                                                       -----------  -----------  -----------  -----------

Dividends to        Investment income--net:
Shareholders:         Class A                                             (11,771)     (36,227)     (55,721)    (127,117)
                      Class B                                             (25,706)     (80,962)    (101,663)    (218,881)
                      Class C                                                (291)      (1,806)        (786)      (4,347)
                      Class D                                             (28,604)     (79,019)     (43,352)     (89,680)
                                                                       -----------  -----------  -----------  -----------
                    Net decrease in net assets resulting from
                    dividends to shareholders                             (66,372)    (198,014)    (201,522)    (440,025)
                                                                       -----------  -----------  -----------  -----------

Beneficial          Net increase (decrease) in net assets
Interest            derived from beneficial interest
Transactions:       transactions                                         (596,929)  (1,913,323)      345,290  (2,160,939)
                                                                       -----------  -----------  -----------  -----------

Net Assets:         Total increase (decrease) in net assets              (479,846)  (2,008,222)      634,411  (2,299,719)
                    Beginning of period                                  6,253,522    8,261,744   12,128,497   14,428,216
                                                                       -----------  -----------  -----------  -----------
                    End of period                                      $ 5,773,676  $ 6,253,522  $12,762,908  $12,128,497
                                                                       ===========  ===========  ===========  ===========

                    See Notes to Financial Statements.


FINANCIAL HIGHLIGHTS

                                                                             California Limited Maturity Fund
                                                                                         Class A
                                                                  For the
                                                                 Six Months
The following per share data and ratios have been derived          Ended
from information provided in the financial statements.          January 31,          For the Year Ended July 31,
Increase (Decrease) in Net Asset Value:                             2001       2000        1999        1998      1997
Per Share           Net asset value, beginning of period         $     9.93  $   10.03  $   10.13  $   10.22   $   10.05
Operating                                                        ----------  ---------  ---------  ---------   ---------
Performance:        Investment income--net                              .12        .30        .32        .39         .38
                    Realized and unrealized gain (loss)
                    on investments--net                                 .19      (.10)      (.10)      (.09)         .17
                                                                 ----------  ---------  ---------  ---------   ---------
                    Total from investment operations                    .31        .20        .22        .30         .55
                                                                 ----------  ---------  ---------  ---------   ---------
                    Less dividends from investment income--net        (.12)      (.30)      (.32)      (.39)       (.38)
                                                                 ----------  ---------  ---------  ---------   ---------
                    Net asset value, end of period               $    10.12  $    9.93  $   10.03  $   10.13   $   10.22
                                                                 ==========  =========  =========  =========   =========

Total Investment    Based on net asset value per share              3.12%++      2.00%      2.20%      2.96%       5.57%
Return:**                                                        ==========  =========  =========  =========   =========

Ratios to Average   Expenses, net of reimbursement                   2.58%*      1.93%      1.59%      1.12%       1.08%
Net Assets:                                                      ==========  =========  =========  =========   =========
                    Expenses                                         2.78%*      2.13%      1.79%      1.32%       1.28%
                                                                 ==========  =========  =========  =========   =========
                    Investment income--net                           2.35%*      3.01%      3.18%      3.82%       3.75%
                                                                 ==========  =========  =========  =========   =========

Supplemental        Net assets, end of period (in thousands)     $      970  $     995  $   1,294  $   1,460   $   3,152
Data:                                                            ==========  =========  =========  =========   =========
                    Portfolio turnover                               13.05%     19.25%     44.37%     24.65%      26.86%
                                                                 ==========  =========  =========  =========   =========

                                                                             California Limited Maturity Fund
                                                                                         Class B
                                                                  For the
                                                                 Six Months
The following per share data and ratios have been derived          Ended
from information provided in the financial statements.          January 31,          For the Year Ended July 31,
Increase (Decrease) in Net Asset Value:                             2001       2000        1999        1998       1997
Per Share           Net asset value, beginning of period         $     9.93  $   10.03  $   10.12  $   10.21   $   10.04
Operating                                                        ----------  ---------  ---------  ---------   ---------
Performance:        Investment income--net                              .10        .26        .29        .35         .34
                    Realized and unrealized gain (loss) on
                    investments--net                                    .19      (.10)      (.09)      (.09)         .17
                                                                 ----------  ---------  ---------  ---------   ---------
                    Total from investment operations                    .29        .16        .20        .26         .51
                                                                 ----------  ---------  ---------  ---------   ---------
                    Less dividends from investment income--net        (.10)      (.26)      (.29)      (.35)       (.34)
                                                                 ----------  ---------  ---------  ---------   ---------
                    Net asset value, end of period               $    10.12  $    9.93  $   10.03  $   10.12   $   10.21
                                                                 ==========  =========  =========  =========   =========

Total Investment    Based on net asset value per share              2.94%++      1.64%      1.93%      2.59%       5.20%
Return:**                                                        ==========  =========  =========  =========   =========

Ratios to Average   Expenses, net of reimbursement                   2.93%*      2.28%      1.94%      1.51%       1.44%
Net Assets:                                                      ==========  =========  =========  =========   =========
                    Expenses                                         3.13%*      2.48%      2.14%      1.71%       1.64%
                                                                 ==========  =========  =========  =========   =========
                    Investment income--net                           2.00%*      2.65%      2.83%      3.45%       3.39%
                                                                 ==========  =========  =========  =========   =========

Supplemental        Net assets, end of period (in thousands)     $    2,239  $   2,675  $   3,718  $   4,812   $   6,877
Data:                                                            ==========  =========  =========  =========   =========
                    Portfolio turnover                               13.05%     19.25%     44.37%     24.65%      26.86%
                                                                 ==========  =========  =========  =========   =========

*Annualized.
**Total investment returns exclude the effects of sales charges. The Fund's investment adviser waived a portion of its management fee. Without such waiver, the Fund's performance would have been lower.
++Aggregate total investment return.

See Notes to Financial Statements.


Merrill Lynch Multi-State Limited Maturity Municipal Series Trust, January 31, 2001

FINANCIAL HIGHLIGHTS (continued)

                                                                             California Limited Maturity Fund
                                                                                         Class C
                                                                  For the
                                                                 Six Months
The following per share data and ratios have been derived          Ended
from information provided in the financial statements.          January 31,          For the Year Ended July 31,
Increase (Decrease) in Net Asset Value:                             2001        2000       1999        1998       1997
Per Share           Net asset value, beginning of period         $     9.93  $   10.03  $   10.12  $   10.22   $   10.05
Operating                                                        ----------  ---------  ---------  ---------   ---------
Performance:        Investment income--net                              .11        .28        .31        .37         .36
                    Realized and unrealized gain (loss) on
                    investments--net                                    .19      (.10)      (.09)      (.10)         .17
                                                                 ----------  ---------  ---------  ---------   ---------
                    Total from investment operations                    .30        .18        .22        .27         .53
                                                                 ----------  ---------  ---------  ---------   ---------
                    Less dividends from investment income--net        (.11)      (.28)      (.31)      (.37)       (.36)
                                                                 ----------  ---------  ---------  ---------   ---------
                    Net asset value, end of period               $    10.12  $    9.93  $   10.03  $   10.12   $   10.22
                                                                 ==========  =========  =========  =========   =========

Total Investment    Based on net asset value per share              3.02%++      1.82%      2.12%      2.68%       5.39%
Return:**                                                        ==========  =========  =========  =========   =========

Ratios to Average   Expenses, net of reimbursement                   2.76%*      2.00%      1.76%      1.36%       1.25%
Net Assets:                                                      ==========  =========  =========  =========   =========
                    Expenses                                         2.96%*      2.20%      1.96%      1.56%       1.45%
                                                                 ==========  =========  =========  =========   =========
                    Investment income--net                           2.17%*      2.89%      3.00%      3.61%       3.58%
                                                                 ==========  =========  =========  =========   =========

Supplemental        Net assets, end of period (in thousands)     $       23  $      28  $     114  $      95   $      57
Data:                                                            ==========  =========  =========  =========   =========
                    Portfolio turnover                               13.05%     19.25%     44.37%     24.65%      26.86%
                                                                 ==========  =========  =========  =========   =========

                                                                            California Limited Maturity Fund
                                                                                        Class D
                                                                  For the
                                                                 Six Months
The following per share data and ratios have been derived          Ended
from information provided in the financial statements.          January 31,          For the Year Ended July 31,
Increase (Decrease) in Net Asset Value:                             2001        2000      1999         1998        1997
Per Share           Net asset value, beginning of period         $     9.93  $   10.04  $   10.13  $   10.22   $   10.05
Operating                                                        ----------  ---------  ---------  ---------   ---------
Performance:        Investment income--net                              .11        .29        .31        .38         .37
                    Realized and unrealized gain (loss)
                    on investments--net                                 .19      (.11)      (.09)      (.09)         .17
                                                                 ----------  ---------  ---------  ---------   ---------
                    Total from investment operations                    .30        .18        .22        .29         .54
                                                                 ----------  ---------  ---------  ---------   ---------
                    Less dividends from investment income--net        (.11)      (.29)      (.31)      (.38)       (.37)
                                                                 ----------  ---------  ---------  ---------   ---------
                    Net asset value, end of period               $    10.12  $    9.93  $   10.04  $   10.13   $   10.22
                                                                 ==========  =========  =========  =========   =========

Total Investment    Based on net asset value per share              3.07%++      1.80%      2.20%      2.86%       5.47%
Return:**                                                        ==========  =========  =========  =========   =========

Ratios to Average   Expenses, net of reimbursement                   2.68%*      2.04%      1.67%      1.25%       1.15%
Net Assets:                                                      ==========  =========  =========  =========   =========
                    Expenses                                         2.88%*      2.24%      1.87%      1.45%       1.35%
                                                                 ==========  =========  =========  =========   =========
                    Investment income--net                           2.25%*      2.90%      3.09%      3.70%       3.69%
                                                                 ==========  =========  =========  =========   =========

Supplemental        Net assets, end of period (in
Data:               thousands)                                   $    2,542  $   2,556  $   3,136  $   2,713   $   4,043
                                                                 ==========  =========  =========  =========   =========
                    Portfolio turnover                               13.05%     19.25%     44.37%     24.65%      26.86%
                                                                 ==========  =========  =========  =========   =========


                                                                               Florida Limited Maturity Fund
                                                                                          Class A
                                                                   For the
                                                                  Six Months
The following per share data and ratios have been derived           Ended
from information provided in the financial statements.           January 31,    For the Year Ended July 31,
Increase (Decrease) in Net Asset Value:                              2001        2000       1999       1998        1997
Per Share           Net asset value, beginning of period         $     9.78  $    9.87  $   10.00  $   10.07   $    9.96
Operating                                                        ----------  ---------  ---------  ---------   ---------
Performance:        Investment income--net                              .17        .33        .33        .38         .40
                    Realized and unrealized gain (loss) on
                    investments--net                                    .23      (.09)      (.13)      (.07)         .11
                                                                 ----------  ---------  ---------  ---------   ---------
                    Total from investment operations                    .40        .24        .20        .31         .51
                                                                 ----------  ---------  ---------  ---------   ---------
                    Less dividends from investment income--net        (.17)      (.33)      (.33)      (.38)       (.40)
                                                                 ----------  ---------  ---------  ---------   ---------
                    Net asset value, end of period               $    10.01  $    9.78  $    9.87  $   10.00   $   10.07
                                                                 ==========  =========  =========  =========   =========

Total Investment    Based on net asset value per share              4.15%++      2.54%      2.01%      3.17%       5.20%
Return:**                                                        ==========  =========  =========  =========   =========

Ratios to Average   Expenses                                         1.39%*      1.49%      1.48%      1.19%       1.09%
Net Assets:                                                      ==========  =========  =========  =========   =========
                    Investment income--net                           3.46%*      3.43%      3.31%      3.81%       3.98%
                                                                 ==========  =========  =========  =========   =========

Supplemental        Net assets, end of period (in
Data:               thousands)                                   $    3,208  $   3,188  $   4,055  $   5,331   $   6,376
                                                                 ==========  =========  =========  =========   =========
                    Portfolio turnover                               12.61%     29.34%     18.60%     39.52%      35.67%
                                                                 ==========  =========  =========  =========   =========


*Annualized.
**Total investment returns exclude the effects of sales charges. If applicable, the Fund's investment adviser waived a portion of its management fee. Without such waiver, the Fund's performance would have been lower. ++Aggregate total investment return.

See Notes to Financial Statements.


Merrill Lynch Multi-State Limited Maturity Municipal Series Trust, January 31, 2001

FINANCIAL HIGHLIGHTS (concluded)

                                                                              Florida Limited Maturity Fund
                                                                                         Class B
                                                                  For the
                                                                 Six Months
The following per share data and ratios have been derived          Ended
from information provided in the financial statements.          January 31,         For the Year Ended July 31,
Increase (Decrease) in Net Asset Value:                             2001        2000       1999        1998       1997
Per Share           Net asset value, beginning of period         $     9.78  $    9.86  $   10.00  $   10.07   $    9.96
Operating                                                        ----------  ---------  ---------  ---------   ---------
Performance:        Investment income--net                              .15        .30        .30        .35         .36
                    Realized and unrealized gain (loss)
                    on investments--net                                 .23      (.08)      (.14)      (.07)         .11
                                                                 ----------  ---------  ---------  ---------   ---------
                    Total from investment operations                    .38        .22        .16        .28         .47
                                                                 ----------  ---------  ---------  ---------   ---------
                    Less dividends from investment income--net        (.15)      (.30)      (.30)      (.35)       (.36)
                                                                 ----------  ---------  ---------  ---------   ---------
                    Net asset value, end of period               $    10.01  $    9.78  $    9.86  $   10.00   $   10.07
                                                                 ==========  =========  =========  =========   =========

Total Investment    Based on net asset value per share              3.96%++      2.29%      1.54%      2.80%       4.83%
Return:**                                                        ==========  =========  =========  =========   =========

Ratios to Average   Expenses                                         1.75%*      1.84%      1.84%      1.54%       1.45%
Net Assets:                                                      ==========  =========  =========  =========   =========
                    Investment income--net                           3.10%*      3.07%      2.95%      3.46%       3.63%
                                                                 ==========  =========  =========  =========   =========

Supplemental        Net assets, end of period (in thousands)     $    6,661  $   6,437  $   7,787  $   8,014   $  11,461
Data:                                                            ==========  =========  =========  =========   =========
                    Portfolio turnover                               12.61%     29.34%     18.60%     39.52%      35.67%
                                                                 ==========  =========  =========  =========   =========

                                                                              Florida Limited Maturity Fund
                                                                                         Class C
                                                                 For the
                                                                Six Months
The following per share data and ratios have been derived         Ended
from information provided in the financial statements.         January 31,          For the Year Ended July 31,
Increase (Decrease) in Net Asset Value:                            2001         2000       1999       1998       1997
Per Share           Net asset value, beginning of period         $     9.63  $    9.80  $    9.93  $   10.00   $    9.90
Operating                                                        ----------  ---------  ---------  ---------   ---------
Performance:        Investment income--net                              .16        .31        .30        .33         .38
                    Realized and unrealized gain (loss)
                    on investments--net                                 .22      (.17)      (.13)      (.07)         .10
                                                                 ----------  ---------  ---------  ---------   ---------
                    Total from investment operations                    .38        .14        .17        .26         .48
                                                                 ----------  ---------  ---------  ---------   ---------
                    Less dividends from investment
                    income--net                                       (.16)      (.31)      (.30)      (.33)       (.38)
                                                                 ----------  ---------  ---------  ---------   ---------
                    Net asset value, end of period               $     9.85  $    9.63  $    9.80  $    9.93   $   10.00
                                                                 ==========  =========  =========  =========   =========

Total Investment    Based on net asset value per share              3.98%++      1.49%      1.68%      2.65%       4.93%
Return:**                                                        ==========  =========  =========  =========   =========

Ratios to Average   Expenses                                         1.55%*      1.61%      1.66%      1.29%       1.26%
Net Assets:                                                      ==========  =========  =========  =========   =========
                    Investment income--net                           3.25%*      3.33%      3.06%      3.78%       3.83%
                                                                 ==========  =========  =========  =========   =========

Supplemental        Net assets, end of period (in
Data:               thousands)                                    $     219  $      15  $      64  $       1   $      60
                                                                 ==========  =========  =========  =========   =========
                    Portfolio turnover                               12.61%     29.34%     18.60%     39.52%      35.67%
                                                                 ==========  =========  =========  =========   =========

                                                                              Florida Limited Maturity Fund
                                                                                         Class D
                                                                 For the
                                                                Six Months
The following per share data and ratios have been derived         Ended
from information provided in the financial statements.         January 31,          For the Year Ended July 31,
Increase (Decrease) in Net Asset Value:                            2001         2000       1999        1998       1997
Per Share           Net asset value, beginning of period         $     9.77  $    9.86  $   10.00  $   10.06   $    9.95
Operating                                                        ----------  ---------  ---------  ---------   ---------
Performance:        Investment income--net                              .17        .32        .32        .37         .39
                    Realized and unrealized gain (loss) on
                    investments--net                                    .24      (.09)      (.14)      (.06)         .11
                                                                 ----------  ---------  ---------  ---------   ---------
                    Total from investment operations                    .41        .23        .18        .31         .50
                                                                 ----------  ---------  ---------  ---------   ---------
                    Less dividends from investment
                    income--net                                       (.17)      (.32)      (.32)      (.37)       (.39)
                                                                 ----------  ---------  ---------  ---------   ---------
                    Net asset value, end of period               $    10.01  $    9.77  $    9.86  $   10.00   $   10.06
                                                                 ==========  =========  =========  =========   =========

Total Investment    Based on net asset value per share              4.20%++      2.44%      1.80%      3.17%       5.10%
Return:**                                                        ==========  =========  =========  =========   =========

Ratios to Average   Expenses                                         1.49%*      1.58%      1.57%      1.29%       1.19%
Net Assets:                                                      ==========  =========  =========  =========   =========
                    Investment income--net                           3.36%*      3.34%      3.21%      3.71%       3.88%
                                                                 ==========  =========  =========  =========   =========

Supplemental        Net assets, end of period (in thousands)     $    2,675  $   2,488  $   2,522  $   5,362   $   7,733
Data:                                                            ==========  =========  =========  =========   =========
                    Portfolio turnover                               12.61%     29.34%     18.60%     39.52%      35.67%
                                                                 ==========  =========  =========  =========   =========


*Annualized.
**Total investment returns exclude the effects of sales charges.
++Aggregate total investment return.

See Notes to Financial Statements.


Merrill Lynch Multi-State Limited Maturity Municipal Series Trust, January 31, 2001


NOTES TO FINANCIAL STATEMENTS

1. Significant Accounting Policies:
Merrill Lynch Multi-State Limited Maturity Municipal Series Trust (the "Trust") is registered under the Investment Company Act of 1940 as a non-diversified, open-end management investment company consisting of two separate series: Merrill Lynch California Limited Maturity Municipal Bond Fund ("California Limited Maturity Fund") and Merrill Lynch Florida Limited Maturity Municipal Bond Fund ("Florida Limited Maturity Fund"). Each Fund's financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, which may require the use of management accruals and estimates. These unaudited financial statements reflect all adjustments, which are, in the opinion of management, necessary for a fair statement of the results for the interim period presented. All such adjustments are of a normal, recurring nature. The Trust offers four classes of shares under the Merrill Lynch Select Pricing SM System. Shares of Class A and Class D are sold with a front-end sales charge. Shares of Class B and Class C may be subject to a contingent deferred sales charge. All classes of shares have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that Class B, Class C and Class D Shares bear certain expenses related to the account maintenance of such shares, and Class B and Class C Shares also bear certain expenses related to the distribution of such shares. Each class has exclusive voting rights with respect to matters relating to its account maintenance and distribution expenditures. The following is a summary of significant accounting policies followed by the Trust.

(a) Valuation of investments--Municipal bonds and other portfolio securities in which the Funds invest are traded primarily in the over-the-counter municipal bond and money markets and are valued at the last available bid price in the over-the-counter market or on the basis of yield equivalents as obtained from one or more dealers that make markets in the securities. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their settlement prices as of the close of such exchanges. Short-term investments with remaining maturities of sixty days or less are valued at amortized cost, which approximates market value. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees of the Trust, including valuations furnished by a pricing service retained by the Trust, which may utilize a matrix system for valuations. The procedures of the pricing service and its valuations are reviewed by the officers of the Trust under the general supervision of the Trustees.

(b) Derivative financial instruments--Each Fund may engage in various portfolio investment strategies to increase or decrease the level of risk to which the Fund is exposed more quickly and efficiently than transactions in other types of instruments. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

* Financial futures contracts--The Funds may purchase or sell financial futures contracts and options on such futures contracts for the purpose of hedging the market risk on existing securities or the intended purchase of securities. Futures contracts are contracts for delayed delivery of securities at a specific future date and at a specific price or yield. Upon entering into a contract, the Funds deposit and maintain as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the Funds agree to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as variation margin and are recorded by the Funds as unrealized gains or losses. When the contract is closed, the Funds record a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

(c) Income taxes--It is each Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no Federal income tax provision is required.

(d) Security transactions and investment income--Security transactions are recorded on the dates the transactions are entered into (the trade dates). Interest income is recognized on the accrual basis. Discounts and market premiums are amortized into interest income. Realized gains and losses on security transactions are determined on the identified cost basis. The Funds will adopt the provisions of the AICPA Audit and Accounting Guide for Investment Companies, as revised, effective for fiscal years beginning after December 15, 2000. As required, each Fund will amortize premiums and discounts on debt securities under a different method effective August 1, 2001. The cumulative effect of this accounting change will have no impact on the total net assets of the Funds. The impact of this accounting change has not been determined, but will result in an adjustment to cost of securities and a corresponding adjustment in net unrealized appreciation/depreciation, based on securities held as of July 31, 2001.

(e) Prepaid registration fees--Prepaid registration fees are charged to expense as the related shares are issued.

(f) Dividends and distributions--Dividends from net investment income are declared daily and paid monthly. Distributions of capital gains are recorded on the ex-dividend dates.

(g) Expenses--Certain expenses have been allocated to the individual Funds in the Trust on a pro rata basis based upon the respective aggregate net asset value of each Fund included in the Trust.


2. Investment Advisory Agreement and Transactions with Affiliates:
The Trust has entered into an Investment Advisory Agreement with Fund Asset Management, L.P. ("FAM"). The general partner of FAM is Princeton Services, Inc. ("PSI"), an indirect, wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner. The Trust has also entered into Distribution Agreements and Distribution Plans with FAM Distributors, Inc. ("FAMD" or the "Distributor"), which is a wholly-owned subsidiary of Merrill Lynch Group, Inc.

FAM is responsible for the management of each Fund's portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of each Fund. For such services, each Fund pays a monthly fee at the annual rate of .35% of that Fund's average daily net assets.

For the six months ended January 31, 2001, FAM earned fees of $10,755 from California Limited Maturity Fund, of which $6,146 was waived.

Pursuant to the Distribution Plans adopted by the Trust in accordance with Rule 12b-1 under the Investment Company Act of 1940, the Funds pay the Distributor ongoing account maintenance and distribution fees. The Distributor voluntarily did not collect any Class C distribution fees for the six months ended January 31, 2001. The fees are accrued daily and paid monthly at annual rates based upon the average daily net assets of the shares as follows:

                               Account
                             Maintenance      Distribution
                                 Fee              Fee

Class B                          .15%             .20%
Class C                          .15%             .20%
Class D                          .10%              --


Pursuant to a sub-agreement with the Distributor, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a subsidiary of ML & Co., also provides account maintenance and distribution services to the Trust. The ongoing account maintenance fee compensates the Distributor and MLPF&S for providing account maintenance services to Class B, Class C and Class D shareholders. The ongoing distribution fee compensates the Distributor and MLPF&S for providing shareholder and distribution-related services to Class B and Class C shareholders.

For the six months ended January 31, 2001, FAMD earned underwriting discounts and MLPF&S earned dealer concessions on sales of Florida Limited Maturity Fund's Class D Shares as follows:

                                            Florida Limited
                                             Maturity Fund

Class D:
FAMD                                              $ 1
MLPF&S                                            $24


MLPF&S received contingent deferred sales charges relating to transactions in Class B Shares as follows:

                                                Class B
                                                 Shares

California Limited Maturity Fund                 $1,912

Florida Limited Maturity Fund                    $   97


Financial Data Services, Inc. ("FDS"), a wholly-owned subsidiary of ML & Co., is the Trust's transfer agent.

Accounting services were provided to the Trust by FAM through December 31, 2000. Up to this date, the Trust reimbursed FAM $27,847 in the California Limited Maturity Fund and $7,476 in the Florida Limited Maturity Fund for these services. As of January 1, 2001, accounting services are provided for the Trust by State Street Bank and Trust Company ("State Street") pursuant to an agreement between State Street and the Trust. The Trust will pay the cost of these services. In addition, the Trust will reimburse FAM for the cost of certain additional accounting services.

Certain officers and/or trustees of the Trust are officers and/or directors of FAM, PSI, FAMD, FDS, and/or ML & Co.

3. Investments:
Purchases and sales of investments, excluding short-term securities, for the six months ended January 31, 2001 were as follows:

                                        Purchases          Sales

California Limited Maturity Fund        $  782,692       $1,497,389
Florida Limited Maturity Fund           $1,560,137       $1,746,272



Merrill Lynch Multi-State Limited Maturity Municipal Series Trust, January 31, 2001



NOTES TO FINANCIAL STATEMENTS (continued)


Net realized gains for the six months ended January 31, 2001 and net unrealized gains as of January 31, 2001 were as follows:


                                     Realized     Unrealized
California Limited Maturity Fund      Gains         Gains

Long-term investments               $  19,107      $ 388,721
                                    ---------      ---------
Total                               $  19,107      $ 388,721
                                    =========      =========



                                     Realized      Unrealized
Florida Limited Maturity Fund         Gains          Gains

Long-term investments               $  10,351      $ 389,776
                                    ---------      ---------
Total                               $  10,351      $ 389,776
                                    =========      =========


As of January 31, 2001, net unrealized appreciation and the aggregate cost of investments for Federal income tax purposes were as follows:

Limited        Gross          Gross            Net         Aggregate
Maturity     Unrealized     Unrealized      Unrealized      Cost of
Portfolio   Appreciation   Depreciation    Appreciation   Investments

California    $388,721          --          $388,721      $ 5,224,431

Florida       $389,776          --          $389,776      $12,241,765


4. Beneficial Interest Transactions:
Net increase (decrease) in net assets derived from beneficial interest transactions were as follows:


                                   For the Six          For the
                                   Months Ended        Year Ended
                                 January 31, 2001    July 31, 2000

California Limited Maturity Fund   $  (596,929)      $(1,913,323)
Florida Limited Maturity Fund      $   345,290       $(2,160,939)


Transactions in shares of beneficial interest for each class were as follows:

California Limited Maturity Fund
Class A Shares for the Six Months                    Dollar
Ended January 31, 2001               Shares          Amount

Shares sold                             1,558    $    15,499
Shares issued to shareholders in
reinvestment of dividends                 426          4,243
                                  -----------    -----------
Total issued                            1,984         19,742
Shares redeemed                        (6,407)       (63,941)
                                  -----------    -----------
Net decrease                           (4,423)   $   (44,199)
                                  ===========    ===========


California Limited Maturity Fund
Class A Shares for the Year                          Dollar
Ended July 31, 2000                  Shares          Amount

Shares sold                            13,774    $   136,933
Shares issued to shareholders in
reinvestment of dividends               1,702         16,862
                                  -----------    -----------
Total issued                           15,476        153,795
Shares redeemed                       (44,157)      (435,757)
                                  -----------    -----------
Net decrease                          (28,681)   $  (281,962)
                                  ===========    ===========


California Limited Maturity Fund
Class B Shares for the Six Months                    Dollar
Ended January 31, 2001               Shares          Amount

Shares sold                            39,111    $   388,526
Shares issued to shareholders in
reinvestment of dividends               1,847         18,413
                                  -----------    -----------
Total issued                           40,958        406,939
Automatic conversion of shares           (399)        (3,976)
Shares redeemed                       (88,707)      (888,427)
                                  -----------    -----------
Net decrease                          (48,148)   $  (485,464)
                                  ===========    ===========


California Limited Maturity Fund
Class B Shares for the Year                          Dollar
Ended July 31, 2000                  Shares          Amount

Shares sold                            25,779    $   255,734
Shares issued to shareholders in
reinvestment of dividends               5,615         55,576
                                  -----------    -----------
Total issued                           31,394        311,310
Automatic conversion of shares         (7,045)       (69,457)
Shares redeemed                      (125,671)    (1,243,195)
                                  -----------    -----------
Net decrease                         (101,322)   $(1,001,342)
                                  ===========    ===========


California Limited Maturity Fund
Class C Shares for the Six Months                    Dollar
Ended January 31, 2001               Shares          Amount

Shares issued to shareholders in
reinvestment of dividends                  30    $       291
Shares redeemed                          (604)        (6,007)
                                  -----------    -----------
Net decrease                             (574)   $    (5,716)
                                  ===========    ===========


California Limited Maturity Fund
Class C Shares for the Year                          Dollar
Ended July 31, 2000                  Shares          Amount

Shares issued to shareholders in
reinvestment of dividends                  93    $       920
Shares redeemed                        (8,631)       (85,449)
                                  -----------    -----------
Net decrease                           (8,538)   $   (84,529)
                                  ===========    ===========


California Limited Maturity Fund
Class D Shares for the Six Months                    Dollar
Ended January 31, 2001               Shares          Amount

Automatic conversion of shares            399    $     3,976
Shares issued to shareholders in
reinvestment of dividends               2,858         28,527
                                  -----------    -----------
Total issued                            3,257         32,503
Shares redeemed                        (9,448)       (94,053)
                                  -----------    -----------
Net decrease                           (6,191)   $   (61,550)
                                  ===========    ===========

California Limited Maturity Fund
Class D Shares for the Year                          Dollar
Ended July 31, 2000                  Shares          Amount

Shares sold                             4,005    $    39,614
Automatic conversion of shares          7,038         69,457
Shares issued to shareholders in
reinvestment of dividends               7,500         74,292
                                  -----------    -----------
Total issued                           18,543        183,363
Shares redeemed                       (73,603)      (728,853)
                                  -----------    -----------
Net decrease                          (55,060)   $  (545,490)
                                  ===========    ===========


Florida Limited Maturity Fund
Class A Shares for the Six Months                    Dollar
Ended January 31, 2001               Shares          Amount

Shares issued to shareholders in
reinvestment of dividends                 887    $     8,733
Shares redeemed                        (6,484)       (63,995)
                                  -----------    -----------
Net decrease                           (5,597)   $   (55,262)
                                  ===========    ===========


Florida Limited Maturity Fund
Class A Shares for the Year                          Dollar
Ended July 31, 2000                  Shares          Amount

Shares sold                            22,107    $   216,101
Shares issued to shareholders in
reinvestment of dividends               2,137         20,798
                                  -----------    -----------
Total issued                           24,244        236,899
Shares redeemed                      (109,371)    (1,064,787)
                                  -----------    -----------
Net decrease                          (85,127)   $  (827,888)
                                  ===========    ===========


Florida Limited Maturity Fund
Class B Shares for the Six Months                    Dollar
Ended January 31, 2001               Shares          Amount

Shares sold                            90,315    $   890,171
Shares issued to shareholders in
reinvestment of dividends               4,503         44,337
                                  -----------    -----------
Total issued                           94,818        934,508
Automatic conversion of shares         (9,841)       (96,399)
Shares redeemed                       (77,821)      (765,347)
                                  -----------    -----------
Net increase                            7,156    $    72,762
                                  ===========    ===========


Florida Limited Maturity Fund
Class B Shares for the Year                          Dollar
Ended July 31, 2000                  Shares          Amount

Shares sold                           107,553    $ 1,047,476
Shares issued to shareholders in
reinvestment of dividends              10,470        101,941
                                  -----------    -----------
Total issued                          118,023      1,149,417
Shares redeemed                      (249,274)    (2,427,180)
                                  -----------    -----------
Net decrease                         (131,251)   $(1,277,763)
                                  ===========    ===========


Florida Limited Maturity Fund
Class C Shares for the Six Months                    Dollar
Ended January 31, 2001               Shares          Amount

Shares sold                            20,786    $   202,864
Shares issued to shareholders in
reinvestment of dividends                  24            234
                                  -----------    -----------
Total issued                           20,810        203,098
Shares redeemed                           (98)          (955)
                                  -----------    -----------
Net increase                           20,712    $   202,143
                                  ===========    ===========


Florida Limited Maturity Fund
Class C Shares for the Year                          Dollar
Ended July 31, 2000                  Shares          Amount

Shares sold                            46,401    $   447,792
Shares issued to shareholders in
reinvestment of dividends                 135          1,306
                                  -----------    -----------
Total issued                           46,536        449,098
Shares redeemed                       (51,525)      (496,979)
                                  -----------    -----------
Net decrease                           (4,989)   $   (47,881)
                                  ===========    ===========


Florida Limited Maturity Fund
Class D Shares for the Six Months                    Dollar
Ended January 31, 2001               Shares          Amount

Shares sold                            15,821    $   156,277
Automatic conversion of shares          9,846         96,399
Shares issued to shareholders in
reinvestment of dividends               1,304         12,844
                                  -----------    -----------
Total issued                           26,971        265,520
Shares redeemed                       (14,119)      (139,873)
                                  -----------    -----------
Net increase                           12,852    $   125,647
                                  ===========    ===========


Merrill Lynch Multi-State Limited Maturity Municipal Series Trust, January 31, 2001


NOTES TO FINANCIAL STATEMENTS (concluded)


Florida Limited Maturity Fund
Class D Shares for the Year                          Dollar
Ended July 31, 2000                  Shares          Amount

Shares sold                           187,487    $ 1,824,528
Shares issued to shareholders in
reinvestment of dividends               2,345         22,809
                                  -----------    -----------
Total issued                          189,832      1,847,337
Shares redeemed                      (191,161)    (1,854,744)
                                  -----------    -----------
Net decrease                           (1,329)   $    (7,407)
                                  ===========    ===========


5. Short-Term Borrowings:
On December 1, 2000, the Fund, along with certain other funds managed by FAM and its affiliates, renewed and amended a $1,000,000,000 credit agreement with Bank One, N.A. and certain other lenders. The Fund may borrow under the credit agreement to fund shareholder redemptions and for other lawful purposes other than for leverage. The Fund may borrow up to the maximum amount allowable under the Fund's current prospectus and statement of additional information, subject to various other legal, regulatory or contractual limits. The Fund pays a commitment fee of .09% per annum based on the Fund's pro rata share of the unused portion of the facility. Amounts borrowed under the facility bear interest at a rate equal to, at each fund's election, the Federal Funds rate plus .50% or a base rate as determined by Bank One, N.A. The Fund did not borrow under the facility during the six months ended January 31, 2001.

6. Capital Loss Carryforward:
At July 31, 2000, each Fund of the Trust had an approximate net capital loss carryforward as follows: $232,000 in the California Limited Maturity Fund, all of which expires in 2004; and $620,000 in the Florida Limited Maturity Fund, of which $420,000 expires in 2003 and $200,000 expires in 2004. These amounts will be available to offset like amounts of any future taxable gains.